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                                                                    EXHIBIT 99.2

                             URANIUM RESOURCES, INC.

                       PRESS RELEASE FOR IMMEDIATE RELEASE

DALLAS, TEXAS                                                 OTCBB SYMBOL-URIXE
OCTOBER 16, 2000

        URANIUM RESOURCES, INC. ANNOUNCES OTCBB ELIGIBILITY NOTIFICATION

         DALLAS, October 16, 2000 -- Uranium Resources, Inc. (the "Company") announced that it has received notification that the Company does not meet the eligibility rules for quotation on the OTC Bulletin Board. The Company's non-compliance results from the filing of its Annual Report Form on 10-K for 1999 with unaudited financial statements (as previously reported on March 30, 2000).

         Beginning with trading on October 16, 2000 the Company's trading symbol on the OTCBB was changed to URIXE and its common stock will continue to be eligible for trading on the OTCBB under this symbol through November 13, 2000. The Company is reviewing the alternatives for its trading markets beyond such date, which may include the option of requesting the Company's market makers to offer quotations for trading the Company's common stock in the "Pink Sheets".

         Uranium Resources, Inc. is a Dallas based uranium-mining company, whose shares trade on the OTC Bulletin Board under the symbol URIXE. The Company specializes in in-situ solution mining and holds substantial uranium resources in South Texas and New Mexico.

                  CONTACTS:     Paul K. Willmott, President, or
                                Thomas H. Ehrlich, Vice President - CFO
                                Uranium Resources, Inc.
                                (972) 387-7777

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